UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 To Agreement and Plan of Merger

As previously reported, Ideanomics, Inc. (“Parent”), Longboard Merger Corp., Via Motors International, Inc. (the “Company”), and Shareholder Representative Services LLC solely in its capacity as Shareholders’ Representative have entered into that certain Agreement and Plan of Merger dated August 30, 2021 (the “Agreement”), pursuant to which Longboard Merger Corp will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of the Parent.

On May 20, 2022 (the “Effective Date”), the parties to the Agreement amended Section 1.1 of the Agreement and re-defined (i) the Note (as defined below) as the first priority Secured Convertible Promissory Note, issued by the Company to the order of the Parent, dated August 30, 2021 and as amended pursuant to a certain Note Amendment (as defined below) and (ii) the Note amount to mean US$44,818,111 dollars plus accrued but unpaid interest. As of the Effective Date, the Parent loaned an additional US$4.5 million to the Company, as further described below. This loan is secured by the assets of the Company and US$2.3 million will be a deduction to the purchase price. The parties have also agreed to amend the termination provision, as described below, to replace “March 31, 2022” with “June 15, 2022.”

Further, the parties to the Agreement amended Section 9.1(d) of the Agreement and deleted it in its entirety and replaced it with the following: “(d) by written notice by either the Company or Parent to the other, at any time after June 15, 2022 if the Closing shall not have occurred on or prior to such date; provided, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to such party if the action or inaction of such party or any of its Affiliates has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.”

The foregoing descriptions of the amendments to the Agreement are qualified in their entirety by reference to the full text of Amendment No. 1 To Agreement and Plan of Merger, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “8-K”).

Amendment No. 1 to the Secured Convertible Promissory Note

On the Effective Date, the Parent and the Company entered into Amendment No. 1 (the “Note Amendment”) to that certain Secured Convertible Promissory Note, dated August 30, 2021 (“Note”). Under the Note, the Company previously promised to repay the loan amount of $42,500,000.00 advanced by the Company. As of the Effective Date, the Company borrowed, and the Parent advanced, an additional amount of US$2,318,111 on the terms and conditions set forth in the Note.

The Note Amendment provides that the principal sum payable under the Note shall be US$44,818,111 and simple interest on (i) US$42,500,000 shall accrue from August 30, 2021 and (ii) US$2,318,111 shall accrue from the Effective Date, in each case, till the Maturity Date (as such term defined in the Note) at the rate of four percent (4%) per annum.

The foregoing descriptions of the Note Amendment are qualified in their entirety by reference to the full text of the Note Amendment, which is filed as Exhibit 10.2 to this 8-K.

May 2022 Secured Promissory Note

On the Effective Date, pursuant to the Secured Convertible Promissory Note entered into by the Company and the Parent (the “May 2022 Note”), the Company promised to pay to the Parent or any subsequent holder the principal sum of US$2,181,889. Simple interest on the outstanding principal thereof shall accrue from the Effective Date to the Maturity Date (as set forth below) at the rate of four percent (4%) per annum.

All principal and accrued but unpaid interest under the May 2022 Note will be due and payable as follows: (i) if the Company terminates the Agreement under Section 9.1(d) of thereof or if the Parent terminates the Agreement under Section 9.1(b) thereof, the May 2022 Note will be due and payable on the 6 month anniversary of the occurrence of such termination; or (ii) if the Agreement is terminated under Section 9.1(a), (c) or (d) thereof or for any other reason, the May 2022 Note will be due and payable on the 12 month anniversary of the occurrence of such termination.

The Company shall have the privilege, without penalty, of repaying all or any part of the May 2022 Note at any time. Any payments shall be applied first to unpaid interest accrual and then to outstanding principal.

The Company assigned and pledged to the Parent, and granted to the Parent a first priority security interest in all of the Company’s right, title and interest in and to the Collateral (as defined in the May 2022 Note), whether now owned or hereafter acquired by the Company, including all proceeds of any and all of the foregoing or hereinafter-described Collateral (including, without limitation, proceeds that constitute property of the types described therein) and, to the extent not otherwise included, all policies of insurance on any property of the Company and all payments and proceeds under any such insurance (whether or not the Parent is the loss payee thereof), or any indemnity warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; all cash; and all books of account and records, including all computer software relating thereto.

If any of the following events of default set forth in Section 5 of the May 2022 Note shall occur with respect to the Company, then any unpaid portion of the May 2022 Note shall automatically become due and payable in cash, without presentation, presentment, protest or demand or notice of any kind, all of which are hereby expressly waived by the Company, and the Parent may proceed to enforce payment in such a manner as it may elect.

Notwithstanding anything to the contrary contained in the May 2022 Note, all of the Obligations (as defined in the May 2022 Note) under the May 2022 Note shall be canceled upon the consummation of the Closing (as defined in the Agreement).

The foregoing descriptions of the May 2022 Note are qualified in their entirety by reference to the full text of the May 2022 Note, which is filed as Exhibit 10.3 to this 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No.1 to Agreement and Plan of Merger.
10.2	Amendment No. 1 to Secured Convertible Promissory Note.
10.3	Secured Promissory Note, dated May 20, 2022.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: May 23, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer

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